                                                                     Exhibit 8.1

                                        53rd at Third
                                        885 Third Avenue
                                        New York, New York  10022-4834
                                        Tel: (212) 906-1200  Fax: (212) 751-4864
                                        www.lw.com

                                        FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
                                        Frankfurt     Orange County
                                        Hamburg       Paris
                                        Hong Kong     San Diego
                                        London        San Francisco
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.




September 16, 2004


Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, New York  11742-1300


      Re:   Registration Statement No. 333-     ;       shares of Common Stock,
            par value $.01 per share

Ladies and Gentlemen:

      In connection with the registration by Symbol Technologies, Inc., a
Delaware corporation (the "Company"), of       shares of common stock, par value
$.01 per share (the "Shares"), under the Securities Act of 1933, as amended, on Form S-1 (File No. 333- ) filed with the Securities and Exchange Commission on September 16, 2004, as may be amended (the "Registration Statement"), you have requested our opinion set forth below.

      The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

      Based on such facts and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption "Material U.S. federal tax considerations for non-U.S. holders of our common stock," insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

      No opinion is expressed as to any matter not discussed herein.

      We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.

      This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue
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SEPTEMBER 16, 2004
PAGE 2


Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

      This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of the common stock" in the Registration Statement.

                                     Very truly yours,

                                    /s/ Latham & Watkins LLP



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